Signature Page

The following form of signature shall follow items 79, 85, 88, 104, 110 or 132 as appropriate.

This report is signed on behalf of the registrant (or depositor or trustee).

City of: Arlington                                                   State of: Virginia                                                        Date: February 27, 2015

Name of Registrant, Depositor, or Trustee:  HOMESTEAD FUNDS, INC.

/s/ Danielle Sieverling                                                                                            /s/ Kelly Whetstone
By (Name and Title):  Danielle Sieverling                                                                           Witness (Name and Title):  Kelly Whetstone
                                  Chief Compliance Officer                                                                                                                     Secretary